EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference, in this Registration Statement of American Banknote Corporation on Form S-3, of our report dated 14 August 1996 on the special purpose financial statements of Leigh Mardon Security Division (the "Economic Entity") as defined in Note 1 thereto, as included in Form 8-K/A Amendment No. 1 dated August 16, 1996, of American Banknote Corporation, and to the reference to us under the heading "Experts" which is part of this Registration Statement.

KPMG
Melbourne, Australia
April 9, 1998